UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CONOLOG CORPORATION

(Name of Registrant as Specified in Its Charter)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

CONOLOG CORPORATION

5 Columbia Road

Somerville, New Jersey 08876

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 2, 2006

TO THE SHAREHOLDERS OF

CONOLOG CORPORATION

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of CONOLOG CORPORATION (the “Company”), a Delaware corporation, will be held at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York  10177, on Wednesday, August 2, 2006, at 4:00 p.m., local time, for the following purposes:

1.            To consider and act upon a proposal to approve an amendment to the Certificate of Incorporation of the Company to give effect to a one-for-six reverse stock split of the common stock of the Company; and

2.            To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on June 16, 2006 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Special Meeting of Shareholders or any adjournment or adjournments thereof.

By order of the Board of Directors,

/s/ ROBERT S. BENOU

ROBERT S. BENOU

Chairman and Chief Executive Officer

Somerville, New Jersey

July 5, 2006

IMPORTANT

IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

CONOLOG CORPORATION

5 Columbia Road

Somerville, New Jersey 08876

PROXY STATEMENT

for

SPECIAL MEETING OF SHAREHOLDERS

to be held on August 2, 2006

The enclosed proxy is solicited by the Board of Directors of Conolog Corporation, a Delaware corporation (the “Company”) in connection with a Special Meeting of Shareholders to be held at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York  10177 on Wednesday, August 2, 2006, at 4:00 p.m., local time, for the purposes set forth in the accompanying Notice. Unless instructed to the contrary on the proxy, it is the intention of the person named in the proxy to vote the proxies in favor of an amendment to give effect to a one-for-six reverse stock split of the common stock of the Company. The record date with respect to this solicitation is the close of business on June 16, 2006 and only shareholders of record at that time will be entitled to vote at the meeting. The principal executive office of the Company is 5 Columbia Road, Somerville, New Jersey 08876, and its telephone number is (908) 722-8081. The shares represented by all validly executed proxies received in time to be taken to the meeting and not previously revoked will be voted at the meeting. This proxy may be revoked by the shareholder at any time prior to its being voted by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. This proxy statement and the accompanying proxy were mailed to you on or about July 5, 2006.

OUTSTANDING SHARES; QUORUM; REQUIRED VOTE

The number of outstanding shares entitled to vote at the meeting is 7,557,847 common shares, par value $.01 per share, not including 220 common shares held in treasury. Each common share is entitled to one vote. The presence in person or by proxy at the Special Meeting of the holders of a majority of such shares shall constitute a quorum. There is no cumulative voting. The affirmative vote of the holders of a majority of the total outstanding common shares is necessary to approve the amendment to the Certificate of Incorporation to give effect to a one- for-six reverse stock split of the common stock of the Company.

Votes shall be counted by one or more persons who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker nonvotes occur when a nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of June 16, 2006, certain information concerning stock ownership of the Company by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding common shares of the Company, (ii) each of the Company’s officers and directors and (iii) all current directors and officers of the Company as a group. Except as otherwise indicated, all such persons have both sole voting and investment power over the shares shown as being beneficially owned by them.

The applicable percentage of ownership is based on 7,557,847 shares of our common stock issued and outstanding as of June 16, 2006.

Name and Address of Beneficial Owner of	Amount and Nature Beneficial Ownership	Percent of Class

Robert S. Benou, Chairman, CEO, CFO and Director	185,900	2.47%

Marc R. Benou President, COO, Secretary and Director	229,000	3.05%

Louis Massad, Director	30,000	*

Thomas Fogg, VP of Engineering	0	*

Edward J. Rielly, Director	30,000	*

David M. Peison, Director	50,000	*

All Executive Officers and Directors as a Group (6 Persons)	524,900	6.95%

Barclays Global Investors, N.A. (1)	417,709	5.53%

DKR SoundShore Oasis Holding Fund Limited (2)	1,000,000	13.23%

* Less than 1%

The address for each of the named individuals is c/o Conolog Corporation, 5 Columbia Road, Somerville, New Jersey 08876.

(1) The information for Barclays Global Investors, N.A. is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 26, 2006. The principal business address is 45 Fremont Street, San Francisco, CA 94105.

(2) The information for DKR Capital Partners LP is based on information contained in a schedule 13G/A filed with the Securities and Exchange Commission on February 27, 2006. The

address for DKR Capital Partners LP is 1281 East Main Street, Stamford CT 06902. The beneficial ownership of DKR Capital Partners LP ("DKR") may include warrants to purchase 650,000 shares of the Company's common stock and 233,960 shares of the Company's common stock. If the warrants were exercised, DKR would hold over 9.99% of the Company's common stock upon such exercise. Notwithstanding the foregoing, the warrants provide a limitation on the exercise of such warrants, such that the number of Common Stock that may be acquired by the holder upon exercise of the warrants shall be limited to the extent necessary to ensure that following such exercise the total number of shares of Common Stock then beneficially owned by such holder does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise) for the purposes of Section 13 (d) of the Securities Exchange Act of 1934, as amended. DKR, a registered investment adviser, is the managing general partner of DKR Oasis Management Company L.P. ("DKROMC"), which is the investment manager of DKR SoundShore Oasis Holding Fund Ltd. ("SoundShore Oasis"). DKR is the managing general partner of DKROMC and DKROMC is the investment manager of SoundShore Oasis.

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION

TO GIVE EFFECT TO A ONE-FOR-SIX REVERSE STOCK SPLIT

OF THE COMMON STOCK OF THE COMPANY.

The Board of Directors is recommending that the shareholders approve an amendment to the Company’s Certificate of Incorporation to give effect to a one-for-six reverse stock split of the shares of the common stock of the Company (the “Reverse Stock Split”). The shares of common stock of the Company have traded infrequently and at very low prices for some time. The Board of Directors has authorized the Reverse Stock Split to reduce the number of outstanding shares with the expectation that each share will trade at a higher price. In addition, Nasdaq Marketplace Rule 4310 requires that in order for common stock to continue to be eligible for quotation on the Nasdaq SmallCap Market Inc., it must have a minimum bid price per share of $1.00 for a period in excess of ten consecutive business days, as well as meeting certain other requirements. The Company’s common stock has traded below $1.00 since February 2, 2006, except for March 22, 2006 when the common stock closed at $1.01. On March 16, 2006, the Company received correspondence from Nasdaq stating that it has until September 12, 2006 to regain compliance with Nasdaq’s bid price rule. If the Company cannot demonstrate compliance with this rule by September 12, 2006, Nasdaq will determine whether the Company meets the initial listing criteria for the Nasdaq SmallCap Market under Marketplace Rule 4310(c)(2)(a). If the Company meets the initial listing criteria, it will be granted an additional 180 calendar day compliance period. Otherwise, the Company will receive notification that its securities will be delisted. We believe that in order to maintain the Company’s Nasdaq SmallCap Market listing, the implementation of the Reverse Stock Split is in the best interest of the Company and its stockholders.

A delisting of the Company’s common stock may materially and adversely affect a holder’s ability to dispose of, or to obtain accurate quotations as to the market value of, the common stock. In addition, any delisting may cause the common stock to be subject to “penny stock” regulations promulgated by the Securities and Exchange Commission. Under such regulations, broker-dealers are required to, among other things, comply with disclosure and special suitability determinations prior to the sale of shares of common stock. If the common stock becomes subject to these regulations, the market price of the common stock and the liquidity thereof could be materially and adversely affected.

Stockholders should recognize that if the Reverse Stock Split is effectuated, they will own approximately 16.67% of the number of shares they presently own and that there can be no assurance that the market price of the common stock will, in fact, correspondingly increase by six times following consummation of the Reverse Stock Split or, even if such price increases by six times, such post-Reverse Stock Split market price will be sustained. Also, the possibility does exist that liquidity could be materially and adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results that have been outlined above.

Except as a result of the receipt by some stockholders of additional shares as a result of rounding up fractional shares as described below, the Reverse Stock Split, in itself, will not affect any stockholder’s percentage holdings in the Company. The Reverse Stock Split is a transaction rather than the first step in a series of transactions and will not cause the Company’s common stock to be held of record by less than 300 persons.

The authorized capital stock of the Company consists of 30,000,000 shares of common stock and 2,000,000 shares of preferred stock. There will be no change in the number of authorized capital stock as a result of the Reverse Stock Split. As of June 16, 2006, the Company had 7,557,847 shares issued and outstanding (not including treasury shares). The Reverse Stock Split will reduce this number to approximately 1,259,642 (not including treasury shares).

If the amendment is approved by the Company’s stockholders, and if the Board of Directors in its discretion still believes at that time the Reverse Stock Split is in the best interests of the Company and its stockholders, the Company will file an amendment to its Certificate of Incorporation with the Secretary of State of Delaware after the Board of Directors votes in favor of effecting the Reverse Stock Split. The Reverse Stock Split will become effective on the opening of business on the day following the record date stated in the amended Certificate of Incorporation (the “Effective Date”) and the stockholders who held shares of the Company’s common stock as of the close of business on the record date (“Record Holders”) will be notified as soon as practicable after the Effective Date that the Reverse Stock Split has been effected. The Company’s transfer agent will act as its exchange agent (the “Exchange Agent”) to act for the Record Holders in implementing the exchange of their certificates.

As soon as practicable after the Effective Date, Record Holders will be notified and requested to surrender their certificates representing shares of pre-split common stock (“Old Common Stock”) to the Exchange Agent in exchange for certificates representing post-split common stock (“New Common Stock”). One share of New Common Stock will be issued in exchange for each six (6) shares of Old Common Stock. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole number. For Record Holders of multiple certificates, the Company will aggregate the shares and divide by the split ratio. In the case of street name holders, the Company’s transfer agent will convert the certificates in accordance with instructions from the street name holders. Any certificates for shares of Old

Common Stock not so surrendered shall be deemed to represent one share of New Common Stock for each six shares of Old Common Stock previously represented by such certificate.

The number of shares which will result in fractional interests cannot be precisely predicted as the Company cannot determine in advance the number of stockholders whose total holdings are not evenly divisible by six. It is not anticipated that a substantial number of shares will be required to be issued.

The Board of Directors will have the power to issue, at any time, shares of the Company’s restricted common stock to the Company’s directors, officers, employees and consultants, which shares were approved for issuance by the Company’s shareholders at the April 19, 2006 Annual Shareholders’ Meeting. As previously stated in the Company’s Proxy Statement relating to that meeting, the aggregate number of shares that may be issued of this restricted common stock will not be adjusted to reflect splits of the Company’s common stock.

The proposed amendment to the Certificate of Incorporation is set forth in Exhibit A.

OTHER MATTERS

The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in the voting thereof.

SHAREHOLDER PROPOSALS

Proposals by any shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for inclusion in material relating to such meeting no later than March 17, 2007.

EXPENSES

All expenses in connection with solicitation of proxies will be borne by the Company. Officers and regular employees of the Company may solicit proxies by personal interview and telephone and telegraph. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements.

By Order of the Board of Directors,

/s/ ROBERT S. BENOU

ROBERT S. BENOU

Chairman & Chief Executive Officer

Exhibit A

Certificate of Amendment

of

Certificate of Incorporation

of

CONOLOG CORPORATION

Under Section 242 of the Delaware General Corporation Law

Conolog Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1.            The Certificate of Incorporation of the Corporation is hereby amended by changing the article thereof numbered fourth so that, as amended, said Article FOURTH shall be and read as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is thirty-two million (32,000,000) shares, of which two million (2,000,000) shares having a par value of $.50 per share are to be classified as Preferred Stock and thirty million (30,000,000) shares having a par value of $.01 per share are to be classified as Common Stock.

Each six (6) shares of the Corporation’s Common Stock, par value $.01 per share, issued and outstanding as of the close of business on August __, 2006 (the “Record Date”) shall be converted and reclassified into one (1) share of the Corporation’s Common Stock, par value $.01 per share.

Any fractional shares resulting from such conversion will be rounded up to the nearest whole number.”

2.            The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this ____ day of __________, _____.

___________________________________________

ROBERT S. BENOU

Chairman & Chief Executive Officer

CONOLOG CORPORATION

PROXY

Special Meeting of Shareholders - August 2, 2006.

The undersigned shareholder of Conolog Corporation (the “Company”) hereby appoints Robert S. Benou and Marc R. Benou each the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the common shares of the Company standing in the name of the undersigned at the close of business on June 16, 2006 at the Special Meeting of Shareholders of the Company to be held at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York  10177 at 4:00 p.m., local time, on the 2nd day of August, 2006, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

(Please fill in the reverse side and return promptly in the enclosed envelope.)

Please mark boxes /O/ or /X/ in blue or black ink.

1.	Proposal to amend the Certificate of Incorporation to give effect to a one-for-six reverse stock split of the common stock of the Company.
For /___/	Against /___/	Abstain /___/
2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.
For /___/	Against /___/	Abstain /___/

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.

[Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.]

SIGNATURE(S) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

Dated _____________, 200__

___________________________________

Signature

____________________________________

Print Name

____________________________________

Signature

____________________________________

Print Name